UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

PLIANT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Avenue, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-6770

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2022 (the “Effective Date”), the Board of Directors (the “Board”) of Pliant Therapeutics, Inc. (the “Company”) appointed, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, Dr. Katharine Knobil to fill a newly created Board seat in the class of directors whose term expires at the Company’s 2025 annual meeting of stockholders and to serve on the Research and Development Committee of the Board.

There are no arrangements or understandings between Dr. Knobil and any other person pursuant to which she was appointed as a director of the Company. The Board has determined that she qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the listing rules of The Nasdaq Stock Market LLC. There is no transaction involving Dr. Knobil that requires disclosure under Item 404(a) of Regulation S-K.

As of the Effective Date, Dr. Knobil will participate in the Company’s non-employee director compensation arrangements, which are generally described under the heading “Director Compensation” in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders as filed with the SEC on April 29, 2022. Under these arrangements, Dr. Knobil will receive an annual retainer of $39,000 starting on the Effective Date, with payment pro-rated for any partial period of service. In addition, on the Effective Date, Dr. Knobil received an option to purchase 30,000 shares of the Company’s common stock, which will vest in substantially equal monthly installments over three years, subject to her continuous service as a member of the Board. The Company also entered into its standard form of indemnification agreement with Dr. Knobil.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 14, 2022, the Board approved the amendment and restatement of the Bylaws of the Company (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws are effective as of September 14, 2022.

The principal revisions in the Second Amended and Restated Bylaws include (i) additional disclosure and procedural requirements for shareholders to submit nominations or shareholder proposals, (ii) modifications with respect to the conduct of shareholder meetings and the mechanisms for setting their date, time, and place, and (iii) procedures that may be followed in the event that an emergency occurs during which a quorum of the Board or a committee thereof cannot be readily convened.

The foregoing summary does not purport to be complete and is qualified in its entirety by the text of the Second Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Bylaws, as further amended and restated on September 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: September 16, 2022	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer

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